UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2012

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02	Unregistered Sales of Equity Securities

On September 5, 2012, the Company issued 4,947,368 shares of Class A Common stock at an applicable conversion price of $0.0038.  Asher Enterprises converted $17,500 of its note convertible in the amount of $32,500.  The agreement with Asher allows them to convert their debt after six (6) months at a conversion price equal to the lowest closing bid price ten (10) trading days prior to the conversion date.  Asher has completed the conversion of the note dated January 10, 2012.  This draw is against the note dated January 10, 2012 in the amount of $32,500.  The 2nd note reflects the better terms on behalf Company which resulted in the higher conversion price than the previous notes.

Item 8.01	Other Events

On August 27, 2012, Asher Enterprises filed a Schedule 13G.  There appears to be some confusion by shareholders regarding this filing.  The filing only indicates that Asher has the right within 61 days to own up to 17,906,207 of the outstanding share count.  The filing does not mean the Asher owns 17,906,207.  Asher is not a 10% shareholder and therefore is not subject to the requirements of Section 16 of the Securities Exchange Act of 1934.  As a result, Asher is not required to file Form 3 or Form 4 when they dispose of their shares. Hopefully this clears up any misunderstanding or confusion regarding Asher’s Schedule 13 filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2012		The Graystone Company, Inc.

	By:	/s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO